SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: November 18, 2003

               Date of earliest event reported: September 4, 2003

                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26023
                                   (Commission
                                  File Number)

              Delaware                              04-3310676
          (State or other                         (IRS Employer
          jurisdiction of                       Identification No.)
          incorporation)

                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 244-4307

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A amends the current report on Form 8-K dated September 4, 2003 (filed September 18, 2003) to include Item 7(b) Pro Forma Financial Information as of and for the fiscal year ended January 31, 2003 and the six months ended July 31, 2003, and related exhibits.

On September 4, 2003, Alloy, Inc., a Delaware corporation ("Alloy"), and Dodger Acquisition Corp., an indirect, wholly-owned subsidiary of Alloy ("Dodger"), accepted for purchase and payment all shares of the Class A common stock of dELiA*s Corp. ("dELiA*s") validly tendered and not withdrawn prior to the expiration of the Offer set forth in the Offer to Purchase of Alloy and Dodger dated as of August 6, 2003, as amended, and the related Letter of Transmittal. That same day, Alloy and Dodger announced that they would provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, which commenced at 9:00 a.m. EDT on September 4, 2003 and which expired at 5:00 p.m. EDT on Tuesday, September 16, 2003. Alloy, through Dodger, accepted for purchase all shares validly tendered in both the initial offering period and the subsequent offering period at the offer price of $0.928 net per share, in cash. Based on information provided by American Stock Transfer & Trust Company, the Depositary for the offer, 48,071,684 shares were validly tendered into the offer. These shares represented approximately 90.17% of dELiA*s outstanding shares as of September 16, 2003. The tender offer was followed by the merger on September 16, 2003 of Dodger with and into dELiA*s pursuant to Delaware's short form merger provisions. The aggregate purchase price paid by Alloy in the tender offer and subsequent merger was approximately $50.0 million and estimated direct transaction costs were $3.4 million. On July 23, 2003, Alloy issued and sold $65.0 million aggregate principal amount of 20-Year Convertible Senior Debentures with an annual coupon rate of 5.375%. On August 20, 2003, Alloy issued and sold an additional $4.3 million aggregate principal amount of the Debentures. Alloy used a portion of the net proceeds of the Debenture offerings to pay the purchase price of the dELiA*s acquisition. Alloy announced the results of the tender offer and completion of its acquisition of dELiA*s by a press release dated September 17, 2003.

The purchase and merger were effected pursuant to the terms of an Acquisition Agreement (the "Acquisition Agreement") dated as of July 30, 2003, by and among Alloy, Dodger and dELiA*s, pursuant to which Alloy agreed to acquire all of dELiA*s outstanding shares of Class A common stock for $0.928 per share, in cash. dELiA*s' stockholders who did not tender their shares (and who do not validly perfect appraisal rights under Delaware law) have received, or will receive upon satisfaction of specified delivery requirements, $0.928 in cash for each share of dELiA*s Class A common stock held by them at the effective time of the merger.

dELiA*s is a multi-channel retailer that markets apparel, accessories and home furnishings to teenage girls and young women. The company reaches its customers through the dELiA*s catalog, www.dELiAs.com and 63 dELiA*s retail stores.

The description of the transaction contained herein is qualified in its entirety by reference to the Acquisition Agreement (Exhibit 2.1), which is incorporated by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The historical consolidated financial statements of dELiA*s, including dELiA*s consolidated balance sheets as of February 2, 2002 and February 1, 2003, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the periods ending February 1, 2003 are included in dELiA*s Form 10-K for its fiscal year ended February 1, 2003 and incorporated by reference.

The historical consolidated financial statements of dELiA*s, including dELiA*s consolidated balance sheets as of February 1, 2003 and August 2, 2003 and the consolidated statements of operations and cash flows for the twenty-six weeks ended August 2, 2003 are attached.

(b)  PRO FORMA FINANCIAL INFORMATION

     (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 31, 2003

     (2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended July 31, 2003

     (3) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended January 31, 2003

     (4)  Notes to Unaudited Pro Forma Condensed Consolidated Financial
          Statements

The following unaudited condensed consolidated financial information sets forth the consolidated financial position and consolidated results of operations of Alloy and dELiA*s assuming the combination was accounted for using the purchase method of accounting and that the combination was consummated (i) on July 31, 2003 for the unaudited pro forma condensed consolidated balance sheet and (ii) as of the beginning of the earliest period presented, February 1, 2002, in the unaudited pro forma condensed consolidated statements of operations. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, and for long-lived assets, their estimated useful lives, all of which is subject to further adjustment based on future events and future analysis. An independent valuation specialist is currently assisting management in determining the fair value of the assets acquired and liabilities assumed. The valuation process is expected to be completed during the fourth quarter of fiscal 2003.

The unaudited pro forma information consolidates Alloy's historical consolidated balance sheet as of July 31, 2003 with the historical balance sheet of dELiA*s as of August 2, 2003, and Alloy's historical consolidated statements of operations for the fiscal year ended January 31, 2003 and the six months ended July 31, 2003 with the historical statements of operations of dELiA*s for the fiscal year ended February 1, 2003 and the twenty-six weeks ended August 2, 2003, respectively.

The pro forma condensed consolidated balance sheet and statements of operations have been prepared by the management of Alloy. The statements should be read in conjunction with Alloy's historical financial statements and notes thereto for the fiscal year ended January 31, 2003 and the six months ended July 31, 2003, which are included in Alloy's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 (filed May 1, 2003), as amended by Amendment No. 1 on Form 10-K/A (filed May 16, 2003), and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003 (filed September 15, 2003), and dELiA*s historical financial statements, and the notes thereto for its fiscal year ended February 1, 2003, which are included in dELiA*s Annual Report on Form 10-K for the fiscal year ended February 1, 2003 (filed May 16, 2003), as amended by Amendment No. 1 on Form 10-K/A (filed May 30, 2003), each of which are incorporated herein by reference and dELiA*s financial statements for the twenty-six weeks ended August 2, 2003 which are attached.


The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of Alloy that would have occurred had the purchase and merger been consummated as of the dates indicated. In addition, the proforma condensed consolidated financial statements are not necessarily indicative of the future financial condition or operating results of Alloy.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 2003
                             (Amounts in thousands)


                                                           ALLOY            dELiA*s           PRO FORMA
                                                         HISTORICAL       HISTORICAL(1)      ADJUSTMENTS(2)          PRO FORMA
                                                         ----------       ----------         -----------             ---------

                    ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                             $  92,567         $   4,205         $ (53,656)(a)           $  43,116
   Restricted cash                                            --               3,523              --                     3,523
   Available-for-sale marketable securities                  4,782              --                --                     4,782
   Accounts receivable, net                                 30,237              --                --                    30,237
   Inventories                                              21,573            20,758              --                    42,331
   Prepaid catalog costs and other current assets           15,541             4,328              --                    19,869
                                                         ---------         ---------         ---------                --------
              TOTAL CURRENT ASSETS                         164,700            32,814           (53,656)                143,858


Property and equipment, net                                 10,044            26,077              --                    36,121
Deferred tax assets                                          5,621              --                --                     5,621
Goodwill, net                                              286,335              --              24,079 (b)             310,414
Intangible and other assets, net                            29,718               157             4,873 (b)(c)           34,748
                                                         ---------         ---------         ---------                --------
TOTAL ASSETS                                             $ 496,418         $  59,048         $ (24,704)              $ 530,762
                                                         =========         =========         =========                ========

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                      $  21,333          $ 10,986              --                 $  32,319
   Accrued expenses and other current liabilities           22,863            21,681                 6 (d)(k)           44,550
   Deferred revenues, current                               17,320              --                --                    17,320
                                                         ---------         ---------         ---------                --------

              TOTAL CURRENT LIABILITIES                     61,516            32,667                 6                  94,189

Deferred tax liabilities                                     2,698              --                --                     2,698
Other long-term liabilities                                    852             3,433            (1,762)(e)(f)            2,523
Deferred revenues, long-term                                  --              16,500           (16,500)(g)                --
Senior Convertible Debentures Due 2023                      65,000              --                --                    65,000


Series B Redeemable Convertible Preferred Stock             13,646              --                --                    13,646

STOCKHOLDERS' EQUITY:
   Common stock                                                420               664              (664)(h)                 420
   Additional paid-in capital                              410,150           141,368          (141,368)(h)             410,150
   Deferred compensation                                    (2,094)              (43)               43 (h)              (2,094)
   Accumulated deficit                                     (52,662)         (124,500)          124,500 (h)             (52,662)
   Accumulated other comprehensive income                        7              --                --                         7
   Less common stock held in treasury, at cost              (3,115)          (11,041)           11,041 (h)              (3,115)
                                                         ---------         ---------         ---------                --------
              TOTAL STOCKHOLDERS' EQUITY                   352,706             6,448            (6,448)                352,706


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 496,418         $  59,048         $ (24,704)              $ 530,762
                                                         =========         =========         =========                ========



(1) dELiA*s historical unaudited balance sheet is as of August 2, 2003. Certain reclassifications have been made to conform with Alloy's presentation.

(2) The letters refer to a description of the adjustments in Note 2.





            SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 31, 2003
             (Amounts in thousands, except share and per share data)


                                                                    ALLOY            dELiA*s        PRO FORMA
                                                                  HISTORICAL        HISTORICAL (1)  ADJUSTMENTS (2)    PRO FORMA
                                                                  ----------        ----------      -----------        ---------

Revenues:
  Net merchandise revenues                                      $     59,999         $ 56,305       $       --        $    116,304
  Sponsorship and other revenues                                      89,946             --                 --              89,946
                                                                ------------         --------       ------------      ------------
               Total revenues                                        149,945           56,305               --             206,250

Cost of revenues:
  Cost of goods sold                                                  30,491           32,842             (2,229)(i)        61,104
  Cost of sponsorship and other revenues                              48,609             --                 --              48,609
                                                                ------------         --------       ------------      ------------
               Total cost of revenues                                 79,100           32,842             (2,229)          109,713

Gross profit                                                          70,845           23,463              2,229            96,537
                                                                ------------         --------       ------------      ------------
Operating expenses:
  Selling, general and administrative                                 68,382           35,021              2,229 (i)       105,632
  Amortization of intangible assets                                    3,680             --                  290 (c)         3,970
  Restructuring charge                                                   380             --                 --                 380
  Finance charges and transaction fees                                  --              2,340             (1,094)(k)         1,246
  Asset impairment charges                                              --              3,453               --               3,453
                                                                ------------         --------       ------------      ------------
               Total operating expenses                               72,442           40,814              1,425           114,681
                                                                ------------         --------       ------------      ------------
(Loss)income from operations                                          (1,597)         (17,351)              (804)          (18,144)
Interest and other income (expense), net                                 284             (278)            (1,583)(j)        (1,577)
Loss before income taxes                                              (1,313)         (17,629)              (779)          (19,721)
Provision (benefit) for income taxes                                    (606)            --                 --                (606)
                                                                ------------         --------       ------------      ------------
Net loss                                                                (707)         (17,629)              (779)          (19,115)

Preferred stock dividends and accretion                                1,155             --                 --               1,155
                                                                ------------         --------       ------------      ------------
Net loss attributable to common stockholders                    $     (1,862)        $(17,629)      $       (779)     $    (20,270)
                                                                ============         ========       ============      ============


Basic and diluted loss per share of common stock:

Basic loss attributable to common
stockholders per share:                                         $      (0.05)            --                 --        $      (0.53)
                                                                ============         ========       ============      ============
Diluted loss attributable to common
stockholders per share:                                         $      (0.05)            --                 --        $      (0.53)
                                                                ============         ========       ============      ============
Weighted average basic shares outstanding                         40,650,532             --                 --          40,650,532
                                                                ============         ========       ============      ============
Weighted average diluted common shares outstanding                40,650,532             --                 --          40,650,532
                                                                ============         ========       ============      ============

(1) dELiA*s historical unaudited statement of operations is for the twenty-six weeks ended August 2, 2003. Certain reclassifications have been made to conform with Alloy's presentation.


(2) The letters refer to a description of the adjustments in Note 2.





                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 2003
             (Amounts in thousands, except share and per share data)


                                                             ALLOY            dELiA*s         PRO FORMA
                                                           HISTORICAL       HISTORICAL(1)   ADJUSTMENTS(2)         PRO FORMA
                                                           ----------       ----------      -----------            ---------
Revenues:
  Net merchandise revenues                                $    167,572     $   137,632       $       --          $    305,204
  Sponsorship and other revenues                               131,758            --                 --               131,758
                                                          ------------     -----------       ------------        ------------
               Total revenues                                  299,330         137,632               --               436,962

Cost of revenues:
  Cost of goods sold                                            79,912          84,780             (5,222)(i)         159,470
  Cost of sponsorship and other revenue                         65,236            --                 --                65,236
                                                          ------------     -----------       ------------        ------------
               Total cost of revenues                          145,148          84,780             (5,222)            224,706

Gross profit                                                   154,182          52,852              5,222             212,256
                                                          ------------     -----------       ------------        ------------
Operating expenses:
  Selling, general and administrative                          126,031          84,181              5,222 (i)         215,434
  Amortization of intangible assets                              5,554            --                  579 (c)           6,133
  Restructuring charge                                           2,571           2,460               --                 5,031
                                                          ------------     -----------       ------------        ------------
               Total operating expenses                        134,156          86,641              5,801             226,598
                                                          ------------     -----------       ------------        ------------
Income (loss) from operations                                   20,026         (33,789)              (579)            (14,342)

Interest and other income (expense), net                         1,797            (589)            (3,315)(j)          (2,107)
Income (loss) before income taxes                               21,823         (34,378)            (3,894)            (16,449)
Provision (benefit) for income taxes                            (1,472)           --                 --                (1,472)
                                                          ------------     -----------       ------------        ------------
Net income (loss)(3)                                            23,295         (34,378)            (3,894)            (14,977)

Preferred stock dividends and accretion                          2,100            --                 --                 2,100
                                                          ------------     -----------       ------------        ------------
Net income (loss) attributable to                         $     21,195     $   (34,378)      $     (3,894)       $    (17,077)
common stockholders                                         ==========      ==========        ===========           =========


Basic and diluted earnings (loss) per share of common stock (3):

Basic earnings (loss) attributable to common
stockholders per share:                                   $       0.55            --                 --          $      (0.44)
                                                          ============     ===========       ============        ============
Diluted earnings (loss) attributable to common
stockholders per share:                                   $       0.53            --                 --          $      (0.44)
                                                          ============     ===========       ============        ============
Weighted average basic shares outstanding                   38,436,256            --                 --            38,436,256
                                                          ============     ===========       ============        ============
Weighted average diluted common shares outstanding          40,071,412            --           (1,635,156)(4)      38,436,256
                                                          ============     ===========       ============        ============




(1) dELiA*s historical audited statement of operations is for the year ended February 1, 2003. Certain reclassifications have been made to conform with Alloy's presentation.

(2) The letters refer to a description of the adjustments in Note 2.

(3) Net income (loss) and basic and diluted earnings (loss) per share are presented before cumulative effect of accounting change.

(4) These shares are excluded from the diluted loss calculation because to include the shares in the calculation would be anti-dilutive.



                 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           (All dollar amounts in thousands, unless otherwise stated)


1. BASIS OF PRO FORMA PRESENTATION

The total purchase price of the dELiA*s acquisition is as follows (in thousands):


      Consideration                                                $  50,014
      Estimated direct transaction costs                               3,400
                                                                    --------
       Total purchase price                                        $  53,414


For the purpose of this pro forma analysis, the above estimated purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed. The final valuation is expected to be completed as soon as possible but no later than one year from the acquisition date. To the extent that our estimates need to be adjusted, we will do so.


      Net assets, at historical cost                               $   6,448

      Increase in amortizable intangible assets:
              Websites                                                 1,300
              Mailing Lists                                              489
              Noncompete Agreements                                      400
      Increase in intangible assets with indefinite lives:
              Trademarks                                               2,684
      Goodwill                                                        24,079
      Restructuring costs                                             (2,743)
      Reduction of deferred revenues related to a
        licensing agreement that has no future legal
        performance obligation                                        16,500
      Reflects adjustments to remove dELiA*s transaction
        costs related to Alloy's purchase of dELiA*s                   1,094
      Reduction of deferred rent in conjunction with the
        preliminary fair valuation of leases                           3,163
                                                                    --------
      Total preliminary estimated purchase price allocation        $  53,414


2. PRO FORMA ADJUSTMENTS

(a) Transaction related adjustments to reflect cash consideration of approximately $50.0 million and cash paid for estimated direct transaction and restructuring costs of approximately $2.3 million and approximately $1.3 million, respectively.


(b) Adjustments to reflect the preliminary estimate of the fair value of goodwill and intangible assets with indefinite lives, as follows (in thousands):


              Historical     Preliminary
                Amount        Fair Value      Increase
              ----------      ----------     ----------
Trademarks    $      16       $   2,700      $    2,684
Goodwill            --           24,079          24,079
              ----------      ---------      ----------
              $      16       $  26,779      $   26,763


(c) Adjustments to reflect the preliminary estimate of the fair value of amortizable intangible assets and the resulting increase in amortization expense, as follows (in thousands):

                                                             Increase in     Increase in
                  Historical      Preliminary                 Six Month        Annual       Useful Life
                   Amount         Fair Value     Increase    Amortization   Amortization      (Years)
                 ----------       ----------    ----------    ----------     ----------      ----------

Websites         $    --         $   1,300     $   1,300      $    217       $     434            3
Mailing Lists         11               500           489            26              51            7
Noncompete
 Agreements           --               400           400            47              94          2-5
                ----------       ----------    ----------     ----------     ----------      ----------
                 $    11         $   2,200     $   2,189      $    290       $     579

(d) The amount reflects the unpaid estimated direct transaction costs.


(e) Reflects reduction of long-term liabilities related to the reduction of deferred rent in conjunction with the preliminary fair valuation of leases in the amount of approximately $3.2 million.


(f) As of the completion of the acquisition, management having the appropriate level of authority, began to assess and formulate a plan to exit certain activities of dELiA*s. The plan specifically identifies all significant actions to be taken to complete the plan, activities of dELiA*s that will not be continued, including the method of disposition and location of those activities. At the completion of the acquisition, management was contractually obligated to pay certain termination costs to certain executives of dELiA*s. Management has estimated liabilities related to the net present value of termination costs to be approximately $2.7 million of which approximately $1.3 million has been paid. The increase to long-term liabilities is estimated to be approximately $1.4 million. No other restructuring or exit costs have been accrued as management is still in the process of finalizing its restructuring plan for other dELiA*s activities. Additional liabilities will be recorded associated with the final plan. Management is expected to complete its assessment during the fourth quarter of fiscal 2003.


(g) Reflects a reduction to deferred revenues related to a licensing agreement that has no future legal performance obligation.

(h) Reflects the adjustment to remove the historical balances of dELiA*s stockholders' equity in accordance with purchase price accounting.

(i) Reflects the reclassification of dELiA*s shipping expense from cost of goods sold to selling, general and administrative expenses.

(j) Reflects the following adjustments (in thousands):

                                                                       Six months       Year
                                                                     ended 7/31/03  ended 1/31/03
                                                                    --------------  --------------
Interest expense on $53.7 million of cash used for the transaction
at an interest rate of 5.375%*                                          $ 1,377       $  2,884

Amortization expense related to debt issuance costs                         206            431
                                                                       --------       --------
Total interest and other expense adjustments                            $ 1,583       $  3,315


*The interest rate of 5.375% is the annual coupon rate of Alloy's Convertible Debentures, which were issued and sold on July 23, 2003.

(k) Reflects adjustments of $1,094 to remove dELiA*s transaction costs related to Alloy's purchase of dELiA*s.


EXHIBITS.

2.1* Acquisition Agreement, dated as of July 30, 2003, by and among Alloy, Inc., Dodger Acquisition Corp. and dELiA*s Corp.(filed as exhibit 2.1 to the Alloy, Inc. 8-K filed on July 31, 2003).

23.1  Consent of Ernst & Young LLP as Independent Auditors to dELiA*s Corp.

99.1* Alloy, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed on May 1, 2003 and amended on May 16, 2003.

99.2* Alloy, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003, filed on September 15, 2003.

99.3* dELiA*s Corp. Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed on May 16, 2003 and amended on May 30, 2003.

99.4 dELiA*s Corp. Unaudited Consolidated Financial Statements, including Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows, for the 26 weeks ending August 2, 2003.

-----------------------
*  Previously filed

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2003                   ALLOY, INC.
                                          (Registrant)

                                          By: /s/ Matthew C. Diamond
                                              ---------------------------------
                                              Matthew C. Diamond
                                              Chief Executive Officer

                                  EXHIBIT INDEX


2.1* Acquisition Agreement, dated as of July 30, 2003, by and among Alloy, Inc., Dodger Acquisition Corp. and dELiA*s Corp. (filed as exhibit 2.1 to the Alloy, Inc. Form 8-K filed on July 31, 2003).

23.1  Consent of Ernst & Young LLP as Independent Auditors to dELiA*s.

99.1* Alloy, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed on May 1, 2003 and amended on May 16, 2003.

99.2* Alloy, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003, filed on September 15, 2003.

99.3* dELiA*s Corp. Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed on May 16, 2003 and amended on May 30, 2003.

99.4 dELiA*s Corp. Unaudited Consolidated Financial Statements, including Consolidated Balance Sheets, Statements of Operations and Statements of Cash Flows, for the 26 weeks ending August 2, 2003.

-----------------------
*  Previously filed